                                  ENDORSEMENT

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INDIVIDUAL RETIREMENT ANNUITY PROVISIONS
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INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This contract is  established  as an Individual  Retirement  Annuity  ("IRA") as
defined in Section 408 of the  Internal  Revenue  code of 1986,  as amended (the
"Code")  or any  successor  provision  pursuant  to the  Owner's  request in the
Application.  Accordingly,  this endorsement is attached to and made part of the
contract   as  of  its  Issue  Date  or,  if  later,   the  date  shown   below.
Notwithstanding  any other  provisions  of the  Contract  to the  contrary,  the following provisions shall apply.

RESTRICTIONS ON INDIVIDUAL RETIREMENT ANNUITY

To ensure treatment as an IRA, this Contract will be subject to the requirements of Code Section 408, which are briefly summarized below:

 1.  The Contract is established  for the exclusive  benefit of the Owner or his or her beneficiaries. The Owner shall be the Annuitant.

 2.  The Contract shall be nontransferable  and the entire interest of the Owner in the Contract is nonforfeitable.

 3.  Notwithstanding  any  provision  of  the  contract  to  the  contrary,  the distribution  of the Owner's  interest shall be made in accordance with the minimum  distribution  requirements  of Section  401(a)(9)  of the Internal
     Revenue code and the regulations thereunder, including the incidental death benefit  provisions of Section  1.401(a)(9)-2 of the proposed  regulations, all of which are herein incorporated by reference.

     The Owner's entire interest in the Contract must be  distributed,  or begin to be distributed,  by the Owner's  required  beginning date,  which is the
     April 1 following  the calendar year in which the Owner reaches age 70 1/2.
     For each succeeding year, a distribution must be made on or before December
     31. By the required beginning date, the Owner may elect to have the balance in the account distributed in one of the following forms:

     1)  A single lump sum payment;

     2)  Equal or  substantially  equal monthly,  quarterly,  or annual payments over the life of the Owner or over the joint and last survivor lives of the Owner and his or her Designated Beneficiary; or

     3)  Equal or  substantially  equal annual payments over a specified  period that may not be longer than the Owner's  life  expectancy  or the joint and  last  survivor  life  expectancy  of  the  Owner  and  his  or her
         Designated Beneficiary.

     An  Annuity  Option  may not be  elected  with a  Fixed  Period  that  will guarantee  Annuity Payments beyond the life expectancy of the Annuitant and
     Beneficiary and Annuity Payment must be made at least annually and in equal amounts.

 4.  If the Owner dies  before his or her entire  interest is  distributed,  the entire remaining interest will be distributed as follows:

     a.  If the Owner dies on or after distributions have begun under Section 3, the entire  remaining  interest must be distributed at least as rapidly as provided under Section 3.

V 6849A (1-97)                                                         SP 684921

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INDIVIDUAL RETIREMENT ANNUITY PROVISIONS (CONTINUED)
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RESTRICTIONS ON INDIVIDUAL RETIREMENT ANNUITY (CONTINUED)

     b.  If the Owner dies before  distributions have begun under Section 3, the entire  remaining  interest must be distributed as elected by the owner or, if the Owner  has not so  elected,  as  elected  by the  Designated
         Beneficiary or Beneficiaries as follows:

         1)  by December 31 or the year containing the fifth  anniversary of the
             Owner's death; or

         2)  in  equal or  substantially  equal  payments  over the life or life expectancy of the Designated  Beneficiary or Beneficiaries starting by December 31 of the year following the year of the Owner's death.
             If, however,  the Designated  Beneficiary is the Owner's  surviving spouse,  then this  distribution  is not  required  to begin  until
             December  31 of the later of:  (1) the  calendar  year  immediately following  the  calendar  year in which the Owner died;  or (2) the calendar year in which the Owner would have attained age 70 1/2.

 5.  An  individual  may  satisfy the minimum  distribution  requirements  under
     Section 401(a)(9) of the Code by receiving a distribution from one IRA that is equal  to the  amount  required  to  satisfy  the  minimum  distribution requirements  for two or more IRAs.  For this purpose,  the Owner of two or more IRAs may use the  "alternative  method"  described  in  Notice  88-38,
     1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

 6.  Any  refund  of  premiums   (other  than  those   attributable   to  excess
     contributions)  will be  applied  before  the  close of the  calendar  year following the year of the refund  toward the payment of future  premiums or the purchase of additional benefits.

 7.  The annual  premium shall not exceed the lesser of $2,000 or 100 percent of compensation  ($4,000  or 100  percent of  compensation  for  Spousal  IRAs however,  no more than $2,000 can be contributed  to either  spouse's IRA), except for plans  defined in Section  408(k) of the code,  for which annual premiums shall not exceed $30,000.

 8.  Rollover contributions from other qualified plans permitted by the Internal
     Revenue Code Sections  402(c),  403(a)(4),  403(b)(8),  and 408(d)(3),  are
     excluded from the limit set forth in Section 8.

 9.  Notwithstanding any Contract  provisions to the contrary,  no amount may be borrowed  under the  Contract  and no portion may be used as security for a loan.

10.  Annuity  Payments may not begin before the Annuitant  attains the age of 59
     1/2 without  incurring a penalty tax except in the situations  described in
     Section 72(t) of the code.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                     ROGER K. VIOLA
                                                       Secretary

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  Endorsement Effective Date
  (If Other Than Issue Date)
                                                                       SP 684921